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                                                                     Exhibit 6.7

                               AGREEMENT OF LEASE

                              Multi-Tenant Building

         THIS AGREEMENT OF LEASE by and between Union Deposit Corporation, agent for Union Deposit Limited Partnership organized and existing under the laws of Pennsylvania (herein called "Landlord") and Pennsylvania Physician Healthcare Plan, Inc. organized and existing under the laws of Pennsylvania (herein called "Tenant").

                                                    WITNESSETH:

         1. Premises. As used herein the term "Building" shall mean the Building containing approximately 43,850 square feet on a tract of land (herein called the "Lot") located at 651 East Park Drive, Lower Paxton Township, Dauphin County, PA (the Building, the Lot and any other improvements thereon being herein collectively called the "Property"). Landlord does hereby demise and let unto Tenant and Tenant does hereby lease and take from Landlord for the term and upon the terms, covenants, conditions and provisions set forth herein all that certain portion of the Building as outlined on Exhibit "A" hereto which shall be completed in accordance with Article 2 hereof having a street address of 651 East Park Drive, Harrisburg, PA 17111 (herein called the "Premises") together with the right, in common with other occupants of the Building, to use driveways, sidewalks, and loading and parking areas.

         2. Completion by Landlord. The Premises shall be completed in accordance with the plans attached hereto as Exhibit "B" (herein called the "Plans"). All necessary construction shall be commenced promptly and shall be substantially completed ready for use and occupancy by Tenant on the date set forth in Article 3. Provided, however, that the time for substantial completion of the Premises shall be extended for additional periods of time equal to the time lost by Landlord or Landlord's contractors, subcontractors or suppliers due to strikes or other labor troubles, governmental restrictions and limitations, scarcity, unavailability or delays in obtaining fuel, labor or materials, war or other national emergency, accidents, floods, defective materials, fire damage or other casualties, adverse weather conditions, or any cause similar or dissimilar to the foregoing beyond the reasonable control of Landlord or Landlord's contractors, subcontractors or suppliers. All construction shall be done in a good and workmanlike manner and shall comply at the time of Completion with all applicable and lawful laws, ordinances, regulations and orders of the federal, state, county or other governmental authorities having jurisdiction thereof. Tenant and its authorized agents, employees and contractors shall have the right, at Tenant's own risk, expense and responsibility, at all reasonable times prior to the Commencement Date as hereinafter deemed, to enter the Premises for the purpose of taking measurements and installing its furnishings and equipment provided that Tenant, in so doing, shall not interfere with or delay the work to be performed hereunder by Landlord, and Tenant shall use contractors and workmen compatible with the contractors and workmen engaged in the

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work to be performed hereunder by Landlord, and Tenant shall have obtained
Landlord's written consent prior to installing any furnishings or equipment. Tenant is permitted to install computer and telephone wiring during and after Tenant build-out.

         3. Term. The term of this lease shall commence on the date when the Premises and the improvements required to be constructed by Landlord under
Article 2 hereof shall have been substantially completed (herein called the "Commencement Date"). If the date of substantial completion is delayed as a result of changes requested by Tenant, the term of the lese shall commence as if the Premises were substantially complete on the originally scheduled date, as extended for reasons other than those caused by Tenant. Unless sooner terminated in accordance with the terms hereof, the term of this lease shall end without the necessity for notice from either party to the other at 12:01 a.m. local time on the fifth(5th) anniversary of the first day of the first full calendar month during the term (herein called the "Expiration Date").

         4. Use of Premises. Tenant shall occupy the Premises throughout the term and shall use the same for and only for a general offices.

         5. Rent.

                 (a) Minimum Annual Rent. Tenant shall pay a minimum annual rent, without notice or demand, and without setoff, in advance, on the first day of each calendar month during the term of this lease in accordance with the minimum annual rent schedule herein below. Provided, however that rent for the first full month shall be paid upon the signing of this lease. If the Commencement Date shall fall on a day other than the first day of a calendar month, the rent shall be apportioned pro rata on a per diem basis for the period between the Commencement Date and the first day of the following calendar month and such apportioned sum shall be paid on such Commencement Date. In addition, Tenant shall pay Landlord without setoff the additional rent as hereinafter set forth. Unless otherwise specifically provided, all sums shall be paid to landlord at the address given in Article 31 hereof.


                          Monthly Installment Schedule
                                       of
                               Minimum Annual Rent

Months                                                       Monthly Installment
------                                                       -------------------

Month 1 until commencement of Phase 2                            $ 5,741.67
Commencement of Phase 2 until commencement of Phase 3            $ 9,016.58
Commencement of Phase 3 thru Month 23                            $11,941.58
Month 24 thru Month 36                                           $12,529.48
Month 37 thru Month 48                                           $13,034.70
Month 49 thru Month 60                                           $13,558.29

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                 (b) Base Operating Cost. In addition to the minimum annual rent
Tenant shall pay Base operating Costs in equal monthly installments in accordance with the Base Operating Cost Schedule herein below, which sums shall be applied to payment of the costs owed to Landlord by Tenant for the taxes and impositions pursuant to Article 6, insurance pursuant to Article 7 and 16 and the management, repairs and maintenance pursuant to Article 8. Landlord shall cause the actual amount of such costs to be certified to Tenant within one hundred twenty (120) days following the end of each calendar year, and Landlord or Tenant, as the case may be, shall, within thirty (30) days of the mailing of the certification, pay to the other the amount of any deficiency or overpayment then due from one to the other. In lieu thereof, at Landlord's option, Landlord may credit Tenant's account for any overpayment. Tenant shall be provided itemized expense list at time of billing or crediting. Tenants share of Base Operating Costs will be the proportionate share as defined in Paragraph 30(f) of this lease.

                          Monthly Installment Schedule
                                       of
                               Base Operating Cost

Months                                                       Monthly Installment
------                                                       -------------------

Month 1 until commencement of Phase 2                             $2,208.33
Commencement of Phase 2 until Commencement of Phase 3             $3,467.92
Commencement of Phase 3 thru Month 60                             $4,558.33


         6. Taxes and Other Impositions.

                 (a) Payment. Pursuant to 5.b. hereinabove and as additional rent hereunder, at least thirty (30) days before any fine, penalty, interest or cost may be added thereto for the non-payment thereof (or sooner if elsewhere herein required), Tenant shall pay throughout the term of this lease all levies, taxes, assessments, water and sewer rents and charges, liens, license and permit fees, charges for public utilities and all other charges, imposts or burdens of whatsoever kind and nature, general or special, foreseen or unforeseen, whether or not particularized by name, ordinary or extraordinary , which are applicable to the term of this lease, and which are created, levied, assessed, conformed, adjudged, imposed or charged by any federal, state or municipal government or public authority, or under any law, ordinance or regulation thereof, or pursuant to any recorded covenants or agreements (all of which are hereinafter referred to as "Impositions") upon or with respect to the Premises, the Lot or any improvements made thereto, any part of the foregoing, any appurtenances thereto, or directly upon this lease or the rent payable hereunder or amounts payable by any subtenants or other

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occupants of the Premises, or upon this transaction or any related documents to which Tenant is a party or successor in interest, or against landlord because of landlord's estate or interest herein. Additionally, Tenant shall pay as aforesaid a proportionate share as defined in paragraph 30(f) of any Imposition which is not imposed upon the Premises as a separate entity but which is imposed upon the Lot, the Building or the Property or upon the appurtenances, leases, rents, transactions or documents relating to the Lot, the Building or the Property.

                 (b) New Methods of Taxation. Nothing herein contained shall be interpreted as requiring Tenant to pay any income, excess profits, corporate capital stock, or franchise tax imposed or assessed upon Landlord, unless such tax or any similar tax is levied or assessed in lieu of all or any part of any Imposition or an increase in any Imposition. If under the requirements of any state or local law with respect to such new method of taxation, Tenant is prohibited from paying such new tax, Landlord may, at its election, terminate this lease by giving written notice thereof to Tenant.

                 (c) Contest by Landlord. Landlord may bring proceedings to contest the validity or amount of any Imposition or to recover payments therefor. Tenant shall cooperate with landlord with respect to such proceedings to the extent reasonably necessary and shall pay landlord a proportionate share of all reasonable costs, fees and expenses incurred in connection with such proceedings as additional rent promptly upon being billed therefor.

         7. Insurance.

                 (a) Insurance. Landlord shall maintain and keep in effect throughout the term of this lease insurance against loss or damage to the Building or the Property by fire and such other casualties as may be included within either fire an extended coverage insurance or all-risk insurance and such other insurance as or as may reasonably be required from time to time by any mortgagee or as may be required generally by mortgage lending institutions. Pursuant to Article 5.b. hereinabove, Tenant shall pay to landlord as additional rent its proportionate share of premiums to be paid by landlord for insurance promptly upon being billed therefor.

                 (b) Liability. Tenant, at Tenant's sole cost and expense, shall maintain and keep in effect throughout the term insurance against liability for bodily injury (including death) or property damage in or about the Premises or the Property under a policy of comprehensive general public liability insurance, with such limits as to each as may be reasonably required by Landlord from time to time, but not less than $500,000 for each person and $1,000,000 for each occurrence of bodily injury (including death) and $500,000 for property damage. The policies of comprehensive general public liability insurance shall name Landlord and Tenant as the insured parties. Each such policy shall provide that it shall not be cancelable without at least thirty (30) days prior written notice to Landlord and to any mortgagee named in an endorsement thereto and shall be issued by an insurer and in a form satisfactory to Landlord.

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At least ten (10) days prior to the Commencement Date, a certificate of insurance shall be delivered to Landlord. If Tenant shall fail, refuse or neglect to obtain or to maintain any insurance that it is required to provide or to furnish Landlord with satisfactory evidence of coverage on any such policy, Landlord shall have the right to purchase such insurance. All such payments made by landlord shall be recoverable by Landlord from Tenant, together with interest thereon, as additional rent promptly upon being billed therefor.

                 (c) Waiver of Subrogation. Each of the parties hereto hereby releases the other, to the extent of the releasing party's insurance coverage, from any and all liability for any loss or damage covered by such insurance which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party, its agents or employees; provided, however, that this release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance shall contain a clause to the effect that this release shall not affect said policy or the right of the insured to recover thereunder. If any policy does not permit such a waiver, and if the party to benefit therefrom requests that such a waiver be obtained, the other party agrees to obtain an endorsement to its insurance policies permitting such waiver of subrogation if it is available. If an additional premium is charged for such waiver, the party benefiting therefrom agrees to pay the amount of such additional premium promptly upon being billed therefor.

                 (d) Increase of Premiums. Tenant will not do anything or fail to do anything which will cause the cost of Landlord's insurance to increase or which will prevent Landlord from procuring policies (including but not limited to public liability) from companies and in a form satisfactory to Landlord. If any breach of this Paragraph (d) by Tenant shall cause the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as additional rent promptly upon being billed therefor.

         8. Repairs and Maintenance.

                 (a) Except as specifically otherwise provided in Paragraphs
(b), (c), and (d) of this Article, Tenant, at its sole cost and expense and throughout the term of this lease, shall keep and maintain the Premises in good order and condition, free of accumulation of dirt and rubbish, and shall promptly make all repairs made necessary by Tenant's use of or installations upon the Premises. Tenant shall not use or permit the use of any portion of the Property for outdoor storage.

                 (b)Landlord, throughout the term of this lease and at Landlord's sole cost and expense, shall make all necessary repairs to the footings and foundations and the structural steel columns and girders forming a part of the Premises provided, however, that Landlord shall have no responsibility to make any repair unless and until Landlord receives written notice of the need for such repair.

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

                 (c) Landlord, throughout the term of this lease, shall make all necessary repairs to the roof, walls, exterior portions of the Premises and the Building, utility lines, equipment, HVAC systems, and other utility facilities in the Building, which serve more than one tenant of the Building, and to any driveways, sidewalks, curbs, loading, parking and landscaping areas, and other exterior improvements on the Property provided, however, that Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair. Pursuant to Article 5.b. hereinabove, Tenant shall pay its proportionate share of the cost of all repairs to be performed by Landlord pursuant to this paragraph (c) as additional rent promptly upon being billed therefor. The cost of capital improvements, as defined by generally accepted accounting principals, shall be reimbursed to Landlord on the basis of such costs being amortized over the usable life of the improvement.

                 (d) Landlord shall manage and administer the Property, provide daily janitorial service, and maintain all common areas of the Property and any sidewalks, parking areas, curbs and access ways adjoining the Property in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice, and shall keep and maintain all landscaped areas in a neat and orderly condition. Pursuant to Article 5.b. hereinabove, Tenant shall pay its proportionate share of the cost of all work to be performed by Landlord pursuant to this Paragraph (d).

                 (e) Notwithstanding anything herein to the contrary, repairs to the Premises and the Property made necessary by Tenant's use, manner of use or occupancy of the Property or by Tenant's installations in or upon the Property or by any act or omission of Tenant or any employee, agent, contractor, or invitee of Tenant shall be made at the sole cost and expense of Tenant. Tenant shall not bear the expense of any repairs to the Premises or the Property arising out of or caused by any other tenant's use, manner of use or occupancy of the Property or by any other tenant's installations in or upon the Property, or by any act or omission of any other tenant or any other tenant's employees, agents, contractors or invitees.

         9. Utility Charge. Pursuant to Article 5.b. hereinabove, Tenant shall be solely responsible for and shall pay promptly all rents, costs and charges for water service, sewer service, gas, electricity, light, heat, steam, power, telephone and other communication services, and any and all other utilities or services rendered or supplied upon or in connection with the Premises. Tenant shall directly contract for and pay for all telephone and communication services provided to the Premises.

         10. Net Lease. Except for the obligations of Landlord expressly set forth herein, this lease is a "net lease" and Landlord shall receive the minimum annual rent as hereinabove provided as net income from the Premises, not diminished by any Imposition or any expenses or charges required to be paid to maintain and carry the Premises and the Property or to continue the ownership of Landlord other than payments under any mortgages now existing or

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

hereafter created by Landlord and Landlord is not and shall not be required to render any services of any kind to Tenant.

         11. Governmental Regulations. Throughout the term of this lease and at its sole cost and expense, Tenant shall: (i) comply promptly with all laws, ordinances, notices, orders, rules, regulations and requirements of all federal, state and municipal governments and all departments, commissions, boards and officers thereof, and of the national board of Fire Underwriters or any other body now or hereafter constituted exercising similar functions; and (ii) keep in force at all times all licenses, consents and permits necessary for the lawful use of the Premises for the purposes herein provided; and (iii) comply with the requirements of all public liability, fire, and other policies of insurance covering the Premises whether any of the foregoing are foreseen or unforeseen, ordinary or extraordinary. Provided, however, that Tenant shall not be required to comply with the foregoing laws, ordinances and notices with respect to the footings and foundations and the structural steel columns and girders forming a part of the Premises unless the need for such compliance arises out of or is caused by Tenant's use, manner of use or occupancy of the Premises, or by Tenant's installations in or upon the Premises or by any act or omission of Tenant or any employee, agent, contractor or invitee of Tenant.

         12. Signs. Except for signs which are located wholly within the interior of the Premises and which are not visible from the exterior of the Premises, no signs shall be placed, erected, maintained or painted at any place upon the Premises or the Property without the prior written consent of Landlord as to the size, design, color, location, content, illumination, composition or material and mobility thereof. All signs shall be maintained by Tenant in good condition during the term of this lease, and Tenant shall remove all signs at the termination of this lease and shall repair and restore any damage caused by the installation or removal thereof.

         13. Alterations, Additions and Fixtures.

                 (a) Subject to the provisions of Article 14 hereof, Tenant shall have the right to install in the Premises any trade fixtures from time to time during the term of this lease; provided, however, that no such installation or removal thereof shall affect the structural portion of the Premises and that Tenant shall repair and restore any damage or injury to the Premises or the Property caused thereby.

                 (b) Tenant shall not make or permit to be made any alterations, improvements or additions to the Premises or Property without on each occasion first presenting to Landlord plans and specifications therefor and obtaining Landlord's prior written consent thereto; except that Tenant may make minor nonstructural changes to the interior of the Premises without the consent of Landlord provided that: (i) Tenant supplies Landlord with plans and specifications and any necessary permits therefor at least ten (10) days in advance of commencing construction thereof; (ii) such alterations and improvements do not impair the

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structural strength of the Building or any other improvements or reduce the value of the Property; (iii) Tenant shall take or cause to be taken all steps that are required by Article 14 hereof and that are required or permitted by law in order to avoid the imposition of any mechanic's, laborer's or materialman's lien upon the Premises, Building or Lot and (iv) the occupants of the Building and of any adjoining real estate are not annoyed or disturbed by reason thereof. Any and all alterations, improvements and additions to the Property which are constructed, installed or otherwise made by Tenant shall be the property of Tenant until the expiration or sooner termination of this lease; at that time all such alterations and additions shall remain on the Property and become the property of Landlord without payment therefor by Landlord unless, upon the termination of this lease, Landlord shall give written notice to Tenant to remove the same; in which event Tenant will remove such alterations, improvements and additions, and repair and restore any damage to the Property caused by the installation or removal thereof.


         14. Mechanics' Liens. Tenant shall promptly pay any contractors and materialmen who supply labor, work or materials to Tenant at the Premises or the Property so as to minimize the possibility of a lien attaching to the Premises or the Property. Tenant shall take all steps permitted by law in order to avoid the imposition of any mechanic's, laborer's or materialman's lien upon the Premises, the Property or the Lot. Should any such lien or notice of lien be filed for work performed for Tenant, other than by Landlord, Tenant shall bond against or discharge the same within fifteen (15) days after the lien or claim is filed or formal notice of said lien or claim has been issued regardless of the validity of such lien or claim. Nothing in this lease is intended to authorize Tenant to do or cause any work or labor to be done or any materials to be supplied for the account of Landlord, all of the same to be solely for Tenant's account and at Tenant's risk and expense. Throughout this lease the term "mechanic's lien" is used to include any lien, encumbrance or charge levied or imposed upon the Premises or the Property or any interest therein or income there from on account of any mechanic's, laborer's or materialman's lien or arising out of any debt or liability to or any claim or demand of any contractor, mechanic, supplier, materialman or laborer and shall include without limitation any mechanic's notice of intention given to Landlord or Tenant, any stop order given to Landlord or Tenant, any notice of refusal to pay naming Landlord or Tenant and any injunctive or equitable action brought by any person entitled to any mechanic's lien.

         15. Landlord's Right to Entry.

                 (a) Tenant shall permit Landlord and the authorized representatives of Landlord and of any mortgagee or any prospective mortgagee to enter the Premises at all reasonable times for the purpose of (i) inspecting them or (ii) making any necessary repairs thereto or to the Property and performing any work therein. During the progress of any work on the Premises or the Property Landlord will attempt not to inconvenience Tenant, but shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by

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reason of making any repair or by bringing or storing materials, supplies, tools and equipment in the Premises during the performance of any work, and the obligations of Tenant under this lease shall not be thereby affected in any manner whatsoever.

                 (b) Landlord shall have the right at all reasonable times to enter and to exhibit the Premises for the purpose of sale or mortgage, and, during the last twelve (12) months of the term of this lease, to enter and to exhibit the Premises to any prospective tenant. Landlord shall whenever possible provide notice to Tenant of his intent to enter space.

         16. Damage by Fire or Other Casualty.

                 (a) If the Premises or Building shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord, and Landlord, subject to any mortgagee's consent and to the conditions set forth in this
Article 16, shall repair, rebuild or replace such damage and restore the Premises to substantially the same condition in which they were immediately prior to such damage or destruction; provided, however, that Landlord shall only be obligated to restore such damage which is covered by the fire and other extended coverage insurance policies.

                 (b) The work shall be commenced promptly and completed with due diligence, taking into account the time required by Landlord to effect a settlement with, and procure insurance proceeds from, the insurer, and for delays beyond Landlord's reasonable control.

                 (c) The net amount of any insurance proceeds (excluding proceeds received pursuant to a rental coverage endorsement) recovered by reason of the damage or destruction of the Property in excess of the cost of adjusting the insurance claim and collecting the insurance proceeds (such excess amount being hereinafter called the "net insurance proceeds") shall be applied towards the reasonable cost of restoration. If in Landlord's sole opinion the net insurance proceeds will not be adequate to complete such restoration, Landlord shall have the right to terminate this lease and all the unaccured obligations of the parties hereto by sending a written notice of such termination to Tenant, the notice to specify a termination date no less then ten (10) days after its transmission; provided, however, that except during the last two (2) years of the term, Tenant may require Landlord to withdraw the notice of termination by agreeing to pay the cost of restoration in excess of the net insurance proceeds and by giving Landlord adequate security for such payment prior to the termination date specified in Landlord's notice of termination. If the net insurance proceeds are more than adequate, the amount by which the net insurance proceeds exceed the cost of restoration will be retained by Landlord or applied to repayment of any mortgage secured by the Property.

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                 (d) Landlord's obligation or election to restore the Premises under this Article shall not include the repair, restoration or replacement of the fixtures, improvements, alterations, furniture or any other property owned, installed, made by, or in the possession of Tenant.

                 (e) Landlord shall maintain, and Tenant shall, pursuant to
Article 5.b. hereinabove, pay its proportionate share of, a rental coverage endorsement or other comparable form of coverage as part of its fire an extended coverage or all-risk insurance policy. Tenant will receive an abatement of its minimum annual rent to the extent of payments received by Landlord from the carrier providing the rental coverage endorsement.

         17. Non-Abatement of Rent. Except as otherwise expressly provided as to damage by fire or by any other casualty in Paragraph 16(e) and as to condemnation in Paragraphs 19(a) and (b) there shall be no abatement or reduction of the minimum rent, additional rent or other sums payable hereunder for any cause whatsoever, and this lease shall not terminate, and Tenant shall not be entitled to surrender the Premises. However, if space in untenantable for more than 12 months. Tenant may terminate by providing written notices to Landlord. Landlord will advise Tenant of Landlord's intentions and reconstruction timing within 90 days of the date of casualty.

         18. Indemnification of Landlord. Tenant will indemnify Landlord and save Landlord harmless from and against any and all claims, actions, damages, liability and expense (including without limitation fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property caused to any person in or about the Premises or arising out of the occupancy or use by tenant of the Premises or occasioned wholly or in part by any act or omission of Tenant, its agent, contractors employees, licensees or invitees; unless such loss, injury or damage was caused by the negligence of Landlord, its agents, employees, licensees or invitees. Without limiting the foregoing, Tenant will forever release and hold Landlord harmless from all claims arising out of damage to Tenant's property unless such damage occurs as a result of Landlord's negligent failure to make repairs after having received written notice of the need for such repairs. In case any such claim, action or proceeding is brought against Landlord, upon notice from Landlord and at Tenant's sole cost and expense, Tenant shall resist or defend such claim, action or proceeding or shall cause it to be resisted or defended by an insurer.

         19. Condemnation.

                 (a) Termination. (i) If all of the Premises are covered by a condemnation; or (ii) if any part of the Premises is covered by a condemnation and the remainder thereof is insufficient for the reasonable operation therein of Tenant's business; or, (iii) subject to the provisions of Paragraph (b)(i) hereof, if any of the Property is covered by a condemnation

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and, in Landlord's sole opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder of the Property; then, in any such event, this lease shall terminate and all obligations hereunder shall cease as of the date upon which possession is taken by the condemnor and the rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid for periods beyond that date shall be repaid by Landlord to Tenant.

                 (b) Partial Condemnation.

                        (i) If there is a partial condemnation and Landlord decides to terminate pursuant to Paragraph (a) hereof, except during the last two (2) years of the term, Tenant may require Landlord to withdraw its notice of termination by: [A] giving Landlord written notice thereof within ten (10) days from transmission of Landlord's notice to Tenant of Landlord's intention to terminate, [B] agreeing to pay the cost of restoration in excess of the condemnation proceeds reduced by those sums expanded by Landlord in collecting the condemnation proceeds, and [C] giving Landlord adequate security for such payment within such ten (10) day period.

                        (ii) If there is a partial condemnation and this lease has not been terminated pursuant to Paragraph (a) hereof, Landlord shall restore the Building and the improvements which are part of the Premises to a condition and size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the date upon which possession shall have been taken by the condemnor. If the condemnation proceeds are more than adequate to cover the cost of restoration and the Landlord's expenses in collecting the condemnation proceeds, any excess proceeds shall be retained by Landlord or applied to repayment of any mortgage secured by the Premises.

                        (iii) If there is a partial condemnation and this lease has not been terminated on the date upon which the condemnor shall have obtained possession, the obligations of Landlord and Tenant under the lease shall be unaffected by such condemnation except that there shall be an equitable abatement for the balance of the term of the minimum annual rent according to the value of the Premises before and after the date upon which the condemnor shall have taken possession. In the event that the parties are unable to agree upon the amount of such abatement, either party may submit the issue to arbitration.

                 (c) Award. In the event of a condemnation affecting Tenant, Tenant shall have the right to make a claim against the condemnor for removal expenses, business dislocation damages and moving expenses; provided and to the extent, however, that such claims or payments do not reduce the sums otherwise payable by the condemnor to Landlord. Except as aforesaid, Tenant hereby waives all claims against Landlord and against the condemnor, and Tenant hereby assigns to Landlord all claims against the condemnor including, without

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limitation, all claims for leasehold damages and diminution in value of Tenant's leasehold interest.

                 (d) Temporary Taking. If the condemnor should take only the right to possession for a fixed period of time or for the duration of an emergency or other temporary condition, then, notwithstanding anything hereinabove provided, this lease shall continue in full force and effect without any abatement of rent, but the amounts payable by the condemnor with respect to any period of time prior to the expiration or sooner termination of this lease shall be paid by the condemnor to Landlord and the condemnor shall be considered a subtenant of Tenant. Landlord shall apply the amount received from the condemnor applicable to the rent due hereunder net of costs to Landlord for the collection thereof, or as much thereof as may be necessary for the purpose, toward the amount due from Tenant as rent for that period; and, Tenant shall pay to Landlord any deficiency between the amount paid by the condemnor and the amount of the rent, or Landlord shall pay to Tenant any excess of the amount of the award over the amount of the rent.

         20. Quiet Enjoyment. Tenant, upon paying the minimum rent, additional rent and other charges herein provided for, and observing and keeping all covenants, agreements and conditions of this lease on its part to be kept, shall quietly have and enjoy the Premises during the term of this lease without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this lease.

         21. Assignment and Subletting.

                 (a) Restricted Assignment. Tenant shall not assign, mortgage, pledge or encumber this lease, or sublet the whole or any part of the Premises, without the prior written consent of Landlord which consent shall not be unreasonably withheld. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law, and/or a transfer by any person or persons controlling Tenant on the date of the lease of such control to a person or persons not controlling Tenant on the date of the lease. In the event of any assignment of this lease made with or without Landlord's consent, Tenant nevertheless shall remain liable for the performance of all of the terms, conditions and covenants of this lease and shall require any assignee to execute and deliver to Landlord an assumption of liability agreement in form satisfactory to Landlord, including an assumption by the assignee of all of the obligations of Tenant and the assignee's ratification of and agreement to be bound by all the provisions of this lease. Landlord shall be entitled to, and Tenant shall promptly remit to Landlord, any profit which may inure to the benefit of Tenant as a result of any subletting of the Premises or assignment of this lease, whether or not consented to by Landlord.

                 (b) Percentage Agreements. It is agreed that Tenant shall not enter into any assignment, sublease, license, concession or other agreement for use, occupancy or utilization of the whole or any part of the Premises with or without landlord's consent, which provides for rental or other payment for such use occupancy or utilization based, in whole or in part on the net income or profits derived by any person or entity from the space leased used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported assignment, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

         22. Subordination. This lease and Tenant's rights hereunder shall be subject and subordinate at all times in lien and priority to any first mortgage or other primary encumbrance now or hereafter placed upon or affecting the Premises and to any second mortgage or encumbrance with the consent of the first mortgagee, and to all renewals, modifications, consolidations and extensions thereof without the necessity of any further instrument or act on the part of Tenant. Tenant shall execute and deliver upon demand any further instrument or instruments confirming the subordination of this lease to the lien of any such first mortgage or to the lien of any other mortgage if requested to do so by Landlord with the consent of the first mortgagee, and any further instrument or instruments of attornment that may be desired by any such mortgagee or Landlord. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this lease, without Tenant's consent, by giving notice in writing to Tenant, and thereupon this lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery, and in that event such mortgagee shall have the same rights with respect to this lease as though this lease had been executed prior to the execution and delivery of the mortgage and had been assigned to such mortgagee. Landlord to give Tenant right of quiet enjoyment.

         23. Memorandum of Lease; Tenant's Certificate.

                 (a) Tenant, at any time and from time to time and within five
(5) days after Landlord's written request, shall execute acknowledge and deliver to Landlord a short form or memorandum of this lease for recording purposes.

                 (b) Tenant, at any time and from time to time and within five
(5) days after Landlord's written request, so long as there are no material and substantial defects in the Premises which Landlord is obligated to remedy and which Landlord is not proceeding to remedy, and so long as Landlord is not otherwise in default of this lease, shall execute, acknowledge and deliver to Landlord a written instrument in recordable form certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that it is in full force and effect as modified and stating the modifications); stating that the improvements required by Article 2 hereof have been completed certifying that Tenant has accepted possession of the Premises stating the date on which the term of the lease commenced and the dates to which minimum rent, additional rent and other charges have been paid in advance, if any; stating that to the best knowledge of the signer of such instrument Landlord is not in default of this lease; stating any other fact or certifying any other condition reasonably requested by Landlord or required by any mortgagee or prospective mortgagee or purchaser of the Premises or any interest therein; and stating that it is understood that such instrument may be relied upon by any mortgagee or prospective mortgagee or purchaser of the Premises or any interest therein or by any assignee of Landlord's interest in this lease or by any assignee of any mortgagee. The foregoing instrument shall be addressed to Landlord and to any mortgagee, prospective mortgagee, purchaser or other party specified by landlord.

         24. Curing Tenant's Defaults. If Tenant shall be in default in the performance of any of its obligations hereunder landlord, without any obligation to do so, in addition to any other rights it may have in law or equity, may elect to cure such default on behalf of Tenant after written notice (except in the case of emergency) to Tenant. Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including interest thereon from the respective dates of Landlord's making the payments and incurring such costs, which sums and costs together with interest thereon shall be deemed additional rent payable within 30 days of being billed therefor.

         25. Surrender.

                 (a) Subject to the terms of Paragraphs 13(b) and 16(a) and (c) hereof at the expiration or earlier termination of the term hereof, Tenant shall promptly yield up, clean and neat, and in the same condition, order and repair in which they are required to be kept throughout the term hereof, the Premises and all improvements, alterations and additions thereto, and all fixtures and equipment servicing the Building, ordinary wear and tear excepted.

                 (b) If Tenant or any person claiming through Tenant, shall continue to occupy the Premises after the expiration or earlier termination of the term of any renewal thereof, such occupancy shall be deemed to be under a month-to-month tenancy under the same terms and conditions set forth in this lease; except however, that the minimum annual rent during such continued occupancy shall be double the amount set forth in Paragraphs 5(a) and (b) hereof. Anything to the contrary notwithstanding, any holding over by Tenant without Landlord's prior written consent shall constitute a default hereunder and shall be subject to all the remedies set forth in Article 26 hereof.

         26. Default and Remedies.

                 (a) Defaults. It shall be an event of default:

                        (i) If Tenant does not pay in full when due and without demand any and all installments of minimum rent or additional rent or any other charges or payments whether or not herein included as rent; or

                        (ii) If Tenant violates or fails to perform or otherwise breaches any agreement, term, covenant or condition herein contained; or

                        (iii) If Tenant abandons the Premises or removes or attempts to remove Tenant's goods or property therefrom other than in the ordinary course of business without having first paid to Landlord in full all minimum rent, additional rent and other charges that may have become due as well as all which will become due thereafter; or

                        (iv) If Tenant becomes insolvent or bankrupt in any sense or makes an assignment for the benefit of creditors or offers a composition or settlement to creditors, of if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver, trustee, liquidator, custodian, conservator or similar official for any of Tenant's assets is commenced, or if any of the real or personal property of Tenant shall be levied upon by any sheriff, marshal or constable; provided, however, that any proceeding brought by anyone other than the parties to this lease under any bankruptcy, reorganization arrangement, insolvency, readjustment, receivership or similar law shall not constitute a default until such proceeding, decree, judgment or order has continued unstayed for more than sixty (60) consecutive days; or

                        (v) If any of the events enumerated in Paragraph (a)(iv) of this Article shall happen to any guarantor of this lease;

                 (b) Remedies. Then, and in any such event, landlord shall have the following rights:

                        (i) to charge a late payment penalty of ten (10%) percent of any amount owed to Landlord pursuant to this lease which is not paid within thirty (30) days of the date which is set forth in the lease if a date is specified, or, if a date is not specified, within thirty (30) days of the mailing of a bill therefor by Landlord. If Landlord incurs a penalty in connection with any payment which Tenant has failed to make within the times required in this lease, Tenant shall pay Landlord, in addition to such sums, the full amount of such penalty incurred by Landlord.

                        (ii) To accelerate the whole or any part of the rent for the entire unexpired balance of the term of this lease, as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant, and any rent or other charges, payment costs and expenses if so accelerated shall, in addition to any and all installments of rent already due and payable and in arrears, and any other charge or payment herein reserved, included or agreed to be treated or collected as rent and any other charge, expense or cost herein agreed to be paid by Tenant which may be due and payable as if, by the terms and provisions of this lease, such accelerated rent and other charges, payments, costs and expenses were on that date payable in advance.

                        (iii) To enter the Premises and without further demand or notice proceed to distress and sale of the goods, chattels and personal property there found and to levy the rent and other charges herein payable as rent, and Tenant shall pay all costs and officers' commissions which are permitted by law, including watchmen's wages and sums chargeable to Landlord, and further including commission(s) charged by the constable or other person making the levy, and in such case all costs, officers' commissions and other charges shall immediately attach and become part of the claim of Landlord for rent, and any tender of rent without said costs, commissions and charges made after the issuance of a warrant of distress, shall not be sufficient to satisfy the claim of Landlord.

                        (iv) To re-enter the Premises, together with all additions, alterations and improvements, and, at the option of Landlord, remove all persons and all or any property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law or by force or otherwise, without being liable for prosecution or damages therefor, and repossess and enjoy the Premises. Upon recovering possession of the Premises as a result of a default on the part of Tenant, Landlord may, at Landlord's option either terminate this lease or make such alterations and repairs as may be necessary in order to relet the Premises and relet the Premises or any part or parts thereof, either in Landlord's name or otherwise, for a term or terms which may, at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and at such rent or rents and upon such other terms and conditions as in Landlord's sole discretion may seem advisable and to such person or persons as may in Landlord's discretion seem best; upon each such relating all rents received by Landlord from such relating shall be applied: first, to the payment of any costs and expenses of such relating, including brokerage fees and attorney's fees and all costs of such alteration and repairs; second, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as it may become due and payable hereunder. If such rentals received from such relating during any months shall be less than that to be paid during that month by Tenant, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry of taking possession of the Premises or the making of alternations or improvements thereto or the relating thereof shall be construed as an election on the part of Landlord to terminate this lease unless written notice of such intention be given to Tenant. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises or, in the event that the Premises or any part or parts thereof are relet, for failure to collect the rent under such relating. Tenant, for Tenant and Tenant's successors and assigns, hereby irrevocably constitutes and appoints Landlord Tenant's and their agent to collect the rents due and to become due under all subleases of the Premises or any parts thereof without in any way affecting Tenant's obligation to pay any unpaid balance of rent due or to become due hereunder. Notwithstanding any such relating without termination, Landlord may at any time thereafter elect to terminate this lease for such previous breach.

                        (v) To terminate this lease and the term hereby created without any right on the part of Tenant to waive the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken. Whereupon landlord shall be entitled to recover, in addition to any and all sums and damages for violation of Tenant's obligations hereunder in existence at the time of such termination, damages for Tenant's default in an amount equal to the amount of the rent reserved for the balance of the term of this lease, as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant, all discounted at the rate of six percent (6%) per annum to their then present worth, less the fair rental value of the Premises for the remainder of said term, also discounted at the rate of six percent (6%) per annum to its then present worth, all of which amount shall be immediately due and payable from Tenant to landlord.

                        (vi) When this lease and the term or any extension or renewal thereof shall have been terminated on account of any default by Tenant, or when the term hereby created or any extension or renewal thereof shall have expired, it shall be lawful for any attorney of any court of record to appear as attorney for Tenant as well as for all persons claiming by, through or under Tenant, and to sign an agreement for entering in any competent court an amicable action in ejectment and judgment against Tenant and all persons claiming by, though or under Tenant and therein confess judgment for the recovery by Landlord of possession of the Premises, for which this lease shall be his sufficient warrant; thereupon, if Landlord so desires, an appropriate writ of possession may issue forthwith, without any prior writ or proceeding whatsoever, and provided that if for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default or defaults, or upon the termination of this lease or Tenant's right of possession as hereinbefore set forth, to bring one or more further amicable action or actions as hereinbefore set forth to recover possession of the Premises and confess judgment as hereinbefore provided.

                        (vii) If Tenant shall default in the payment of the rent herein reserved or in the payment of any other sums due hereunder by Tenant, Tenant hereby authorized and empowers any prothonotary or attorney of any court of record to appear for Tenant in any and all actions which may be brought for said rent and said other sums; and to sign for Tenant an agreement for entering in any competent court an amicable action or actions for the recovery of said rental and other sums; and in said suits or in said amicable action or actions to confess judgment against Tenant for all or any part of said rental and said other sums, including, but not limited to, the amounts due from Tenant to Landlord under Paragraphs (b)(i),
(ii), (iii) or (iv) above; and for interest and costs, together with an attorney's commission for collection of five percent (5%). Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time as often as any of said rental and other sums shall fall due or be in arrears, and such powers may be exercised as well after the expiration of the initial term of this lease and during any extended or renewal term of this lease and after the expiration of any extended or renewal term of this lease.

                 (c) Non-Waiver. No waiver by Landlord of any breach by Tenant of any of Tenant's obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach.

                 (d) Grace Period. Notwithstanding anything hereinabove stated, except in the case of emergency as set forth in Article 24 and except in the event of any default enumerated in Paragraphs (a)(iii), (iv) and (v) of this Article, neither party hereto will exercise any right or remedy provided for in this lease or allowed by law because of any default of the other, except those remedies contained in Paragraph (b)(i) of this Article, unless such party shall have first given ten (10) days written notice thereof to the defaulting party, and the defaulting party shall have failed to cure the default within such period; provided, however, that if the default consists of something other than the failure to pay money which cannot reasonably be cured within ten (10) days, neither party hereto will exercise any such right or remedy if the defaulting party begins to cure the default within ten (10) days and continues actively and diligently in good faith to completely cure said default; and further provided that Landlord shall not be required to give such ten (10) days notice more than two (2) times during any twelve (12) month period.

                 (e) Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

         27. Condition of Title and of Premises. Tenant represents that the Property, the Lot and the Premises, the zoning thereof, the street or streets, sidewalks, parking areas, curbs and access ways adjoining them, any surface and sub-surface conditions thereof, and the present uses and non-uses thereof, have been examined by Tenant, and Tenant accepts them in the condition or state in which they now are, or any of them now is, without relying on any representation, covenant or warranty, express or implied, in fact or in law, by Landlord and without recourse to Landlord, the appurtenances thereto, the nature, condition or usability thereof or the use or uses to which the Premises and the Property or any part thereof may be put, except as to work to be performed by Landlord pursuant to Article 2 hereof.

         28. Tenant's Environmental Responsibility. Tenant covenants and agrees to maintain and operate the Premises strictly in accordance with all applicable federal, state, and local environmental protection laws, regulations, rules and orders, including but not limited to those laws relating to the storage, disposal, use and presence of hazardous substances, disposal of solid waste, release or emission of pollutants or hazardous substances into the air or soil or into groundwater or other waters, (collectively "Environmental Laws"). Tenant covenants that is has either acquired theretofore or shall acquire, prior to or at the time required by applicable law, all environmental permits and licenses required by any Environmental Law in connection with the maintenance and operation of Tenant's business upon the Premises. Tenant covenants that it shall indemnify, defend and hold Landlord, its successors, assigns, directors, officers, employees, agents and lenders secured by an interest in the Building harmless from all response costs, remediation, costs, losses, injuries, costs, damages, expenses, claims, fines and penalties incurred by Landlord, its successors, assigns, directors, officers, employees, agents and lenders as the result of any violation by Tenant of any Environmental Law, or as the result of any necessary repair, cleanup, closure or detoxification of the property upon which the Building is located or upon land in the vicinity of the Building if due to the acts of omissions of Tenant, or as a result of a misrepresentation made by Landlord based upon incorrect or incomplete information supplied by Tenant to Landlord. These provisions in this section shall survive the termination of this lease. Tenant shall not be responsible for any conditions existing prior to its occupancy, or that are caused by Landlord or other Tenant.

         29. Interpretation.

                 (a) Captions. The captions in this lease are for convenience only and are not a part of this lease and do not in any way define, limit, describe or amplify the terms and provisions of this lease or the scope or intent thereof.

                 (b) Entire Agreement. This lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. This lease shall not be modified in any manner except by an instrument in writing executed by the parties. Tenant agrees to make such changes to this lease as are required by any mortgagee, provided such changes do not substantially affect Tenant's rights and obligations hereunder. The masculine (or neuter) pronoun, singular number, shall include the masculine, feminine and neuter genders and the singular and plural number.

                 (c) Exhibits. Each writing or plan referred to herein as being attached hereto as an Exhibit or otherwise designated herein as an Exhibit hereto is hereby made a part hereof.

                 (d) Covenants. The terms, covenants and obligations set forth herein all constitute conditions and not covenants of this lease.

                 (e) Arbitration. Wherever arbitration is set forth herein as the appropriate resolution of a dispute, issues shall be submitted for arbitration to the American Arbitration Association in the city nearest to the Premises in which offices of the American Arbitration Association are located. Landlord and Tenant will comply with the rules then obtaining of the American Arbitration Association and the determination of award rendered by the arbitrators shall be final, conclusive and binding upon the parties and not subject to appeal, and judgment thereon may be entered in any court of competent jurisdiction.

                 (f) Interest. Wherever interest is required to be paid hereunder, such interest shall be at the highest rate permitted under law but not in excess of fifteen percent (15%).

         30. Definitions.

                 (a) "Landlord". The word "Landlord" is used herein to include the Landlord named above as well as its heirs, successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as he would have had had he originally signed this lease as Landlord. Any such person, whether or not named herein, shall have no liability hereunder after he ceases to hold title to the Premises except for obligations which may have theretofore accrued. Neither Landlord nor any principal of Landlord nor any owner of the Building or the Lot, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this lease or the Premises, and if Landlord is in breach or default with respect to Landlord's obligations under this lease or otherwise, Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of Tenant's claims.

                 (b) "Tenant". The word "Tenant" is used herein to include the Tenant named above as well as its successors and assigns, each of which shall be under the same obligations, liabilities and disabilities and each of which shall have the same rights, privileges and powers as it would have possessed had it originally signed this lease as Tenant. Each and every of the persons named above as Tenant shall be bound formally and severally by the terms, covenants and agreements contained herein. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant immediate or remote, unless the assignment to such assignee is permitted or has been approved in writing by Landlord. Any notice required or permitted by the terms of this lease may be given by or to any one of the persons named above as Tenant, and shall have the same force and effect as if given by or to all thereof.

                 (c) "Mortgage" and "Mortgagee". The word "mortgage" is used herein to include any lien or encumbrance on the Premises or the Property or on any part of or interest in or appurtenance to any of the foregoing, including without limitation any ground rent or ground lease if Landlord's interest is or becomes a leasehold estate. The word "mortgagee" is used herein to include the holder of any mortgage, including any ground lessor if Landlord's interest is or becomes a leasehold estate. Wherever any right is given to a mortgagee, that right may be exercised on behalf of such mortgagee by any representative or servicing agent of such mortgagee.

                 (d) "Person". The word "person" is used herein to include a natural person, a partnership, a corporation, an association, and any other form of business association or entity.

                 (e) "Date of this Lease". The "date of this lease" shall be the date upon which this lease has been fully executed by both parties.

                 (f) "Proportionate Share". Tenant's "proportionate share" of any Imposition, cost, charge, rent, expenses or payment herein designated as additional rent shall be calculated by multiplying the relevant sum by a fraction, the numerator of which shall be the square foot area of the Premises, as occupied by the Tenant for the relevant period of the calculation, and the denominator of which shall be the square foot area of the Building as set forth in Article 4 hereof; providing that such calculation shall be adjusted to avoid allocating to any vacant space those specific costs which were not incurred for such space.

         31. Notices. All notices, demands, requests, consents, certificates and waivers required or permitted hereunder from either party to the other shall be in writing and sent by United States certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be addressed to the Premises. Notices to Landlord shall be addressed to Union Deposit Corporation, 651 East Park Drive, P.O. Box 4153, Harrisburg, PA 17111 with a copy to any mortgagee or other party designated by Landlord. Either party may at any time, in the manner set forth for giving notices to the other, specify a different address to which notices to it shall be sent.

         32. Security Deposit. At the time of signing this lease Tenant shall deposit with Landlord the sum of Seven thousand nine hundred fifty-00/xx Dollars ($7,950.00) to be retained by Landlord as cash security for the faithful performance and observance by Tenant of the covenants, agreements and conditions of this lease. Notwithstanding anything to the contrary contained in any law or statute not existing or hereafter passed (i) Tenant shall not be entitled to any interest whatever on the cash security, (ii) Landlord shall not be obligated to hold the cash security in trust or in a separate account, and (iii) Landlord shall have the right to commingle the cash security with its other funds. Landlord may use, apply or retain the whole or any part of the cash security to the extent required for the payment of any minimum rent, any additional rent or any other sums payable hereunder as to which Tenant is in default or to the extent required for the reimbursement to Landlord of any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect to any of the covenants, agreements or conditions of this lease. If Tenant shall fully and faithfully comply with all of the covenants, agreements and conditions of this lease, the cash security shall be returned to Tenant after the Expiration

Date and surrender of the Premises to Landlord. If the Premises are sold to a bona fide purchaser, Landlord shall have the right to transfer the aforesaid cash security to such purchaser, by which transfer Landlord shall be released from all liability and Tenant shall look solely to the new landlord for the return thereof.

         33. Option to Renew. Tenant shall have the right and option, exercisable by giving Landlord prior written notice thereof more than twelve
(12) months in advance of the Expiration Date of this lease to extend the term of this lease under the same terms and conditions as herein set forth except for Minimum Annual Rent, for one (1) additional term of five (5) years, beginning on the next day following the Expiration Date of the initial term. The Minimum Annual Rent for each year of the extended term shall, beginning with the first
(1st) year of the extended term, be increased by 3% over the previous lease year's minimum annual rent.

         34. If during the original or renewal term of this Lease, Tenant has a requirement to expand and Landlord cannot accommodate Tenant's expansion requirement, at Tenant's option, Landlord and Tenant agree to enter into good faith negotiations regarding Landlord's construction of a new building, for Tenant, on Landlord's (or a related entity's) property in the East Park Drive area.

         35. Tenant has right of first refusal for additional space, subject to prior rights of existing tenants for such additional space.

         IN WITNESS WHEREOF, and in consideration of the mutual entry into this lease and for other good and valuable consideration, and intending to be legally bound, each party hereto has caused this agreement to be duly executed under seal.

Date signed:     9/19/96                     Landlord: UNION DEPOSIT CORPORATION
            -----------------
                                             By:        /s/ Paul L. Mahoney
                                                --------------------------------
                                                          PAUL L. MAHONEY

                                             Attest:    /s/ Mindy Sue Nese
                                                     ---------------------------

Date signed:     9/13/96                     Tenant:     PENNSYLVANIA PHYSICIAN
            -----------------                            -----------------------
                                                         HEALTHCARE PLAN, INC.
                                                         -----------------------

                                             By:       /s/ Richard A. Felice
                                                --------------------------------
                                             Witness:  /s/ Frank P. O'Connor
                                                     ---------------------------

                                    EXHIBITS
                                    --------

                Exhibit "A" - First Floor Plan (drawing omitted)

                               Exhibit "B" - Plans

                    Exhibit "C" - Drawing of Plans (omitted)


      The Company will furnish a copy of any omitted exhibit upon request.

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                                   EXHIBIT "A"
                                   -----------

"Phase 1". Original Premises (5300 square feet) - Tenant's occupancy commences as provided in lease. Provided that Tenant has signed lease by September 13th, 1996, Landlord will substantially complete Phase 1 improvements by October 11, 1996.

"Phase 2". Tenant's occupancy for this Additional Space (3,023 square feet) shall be after the commencement date, but subject to (i) the vacating thereof by the present Tenant and (ii) the substantial completion of Landlord's improvements in Phase II. Provided Tenant has signed lease by September 13th, 1996, Landlord will substantially completed Phase II improvements by February 28, 1997. Lease commences upon substantial completion of improvements.

"Phase 3." Tenant's occupancy for the Additional Space (2,700 square feet) shall be after the Commencement Date, but subject to (i) the vacating thereof by the present Tenant and (ii) the prior completion of Landlord's improvements in Phase III, all of which shall not be later than nine months after the Commencement Date.

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                                   EXHIBIT "B"
                                   -----------

                                      PLANS
                                      -----


Both Landlord and Tenant agree, in writing, to specific improvements to be completed by Landlord. It is contemplated by both parties that the scope of improvements shall be:

1. Provide a total of eleven (11) private offices (including some existing in Phase 1).

2. Reduce size of existing kitchen/break area by removing existing hallway wall and constructing new wall.

3. Remove 2 small existing offices and install carpet to match existing, show Exhibit C.

4. Possible reduction in size of existing conference room.

5. Prior taking Phase 3 Landlord will remove 1 office, in rear of space, and front wall and provide sidelights to all existing offices.

6. Prior to Tenant taking Phase 2 Landlord shall remove walls as shown on Exhibit C.

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